Exhibit 99.3

SUMMA SILVER CORP.

Consolidated Financial Statements

For the years ended August 31, 2024 and 2023

(Expressed in Canadian Dollars)

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Summa Silver Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of Summa Silver Corp. (the “Company”) as of August 31, 2024 and 2023, the related consolidated statements of loss and comprehensive loss, cash flows and changes in shareholders’ equity for each of the two years in the period ended August 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2024 and 2023, and its financial performance and its cash flows for each of the two years in the period ended August 31, 2024, in conformity with IFRS Accounting Standards as issued by the International Accounting Standards Board.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has disclosed certain conditions that raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting in accordance with the standards of the PCAOB. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion in accordance with the standards of the PCAOB.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ DMCL LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

We have served as the Company’s auditor since 2019

Vancouver, Canada

September 9, 2026

SUMMA SILVER CORP.

Consolidated Statements of Financial Position

(Expressed in Canadian Dollars)

	August 31, 2024	August 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$587,106	$6,997,894
Receivables	13,203	57,555
Interest receivable	-	56,445
Loan receivable (Note 5)	341,596	-
Prepaid expenses	426,554	261,027
	1,368,459	7,372,921
Non-current assets
Restricted cash	214,102	202,965
Prepaid expenses (Note 6)	43,172	112,281
Exploration and evaluation assets (Note 6)	42,223,792	34,438,187
TOTAL ASSETS	$43,849,525	$42,126,354

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities (Notes 7 and 10)	$103,909	$279,132

SHAREHOLDERS’ EQUITY
Share capital (Note 8)	49,937,928	45,798,433
Reserve (Note 9)	6,126,873	5,547,953
Accumulated deficit	(13,401,279)	(10,674,860)
Accumulated other comprehensive loss	1,082,094	1,175,696
TOTAL SHAREHOLDERS’ EQUITY	43,745,616	41,847,222
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$43,849,525	$42,126,354

Nature of operations and going concern (Note 1)

Subsequent events (Note 15)

These consolidated financial statements were authorized for issue by the Board of Directors on September 9, 2026. They are signed on behalf of the Board of Directors by:

“Brian Goss”	“Martin Bajic”
Director	Director

The accompanying notes form an integral part of these consolidated financial statements

2

SUMMA SILVER CORP.

Consolidated Statements of Loss and Comprehensive Loss

(Expressed in Canadian Dollars)

	For the Year Ended
	August 31, 2024	August 31, 2023
EXPENSES
General and administrative costs	$227,389	$368,587
Consulting fees (Note 10)	706,512	721,991
Professional fees	286,295	124,018
Shareholder information and marketing	391,451	316,991
Investor relations and conferences	408,706	390,389
Stock-based compensation (Notes 9 and 10)	746,449	860,652
Travel	124,966	132,345
Transfer agent, regulatory and listing fees	102,499	73,970
OTHER ITEMS	2,994,267	2,988,943
Foreign exchange loss (gain)	49,581	(38,178)
Interest income	(162,900)	(109,871)
NET LOSS FOR THE YEAR	2,880,948	2,840,894
ITEMS THAT MAY BE SUBSEQUENTLY RECLASSIFIED TO PROFIT OR LOSS:
Foreign exchange differences on translation of foreign operations	93,602	(695,997)
NET LOSS AND COMPREHENSIVE LOSS FOR THE YEAR	$2,974,550	$2,144,897
Basic and diluted loss per share for the year	$(0.03)	$(0.03)
Weighted average number of common shares outstanding	103,439,826	87,233,415

The accompanying notes form an integral part of these consolidated financial statements

3

SUMMA SILVER CORP.

Consolidated Statements of Cash Flows

(Expressed in Canadian Dollars)

	For the Year Ended
	August 31, 2024	August 31, 2023
Cash flows provided from (used in):
OPERATING ACTIVITIES
Net loss for the year	$(2,880,948)	$(2,840,894)
Adjustments for item not affecting cash:
Stock-based compensation	746,449	860,652
Interest income	(162,900)	(109,871)
Net changes in non-cash working capital items:
Receivables	44,352	16,043
Loan receivable	(341,596)
Prepaid expenses	(96,418)	27,937
Accounts payable and accrued liabilities	(20,796)	(14,499)
Net cash flows used in operating activities	(2,711,857)	(2,060,632)

INVESTING ACTIVITY
Exploration and evaluation assets	(4,002,026)	(7,427,792)
Net cash flows used in investing activity	(4,002,026)	(7,427,792)

FINANCING ACTIVITY
Proceeds from issuance of shares	-	9,488,747
Proceeds from options exercise	83,750	148,499
Interest received	219,345	53,426
Net cash flows provided from financing activity	303,095	9,690,672
Net change in cash and cash equivalents	(6,410,788)	202,248
Cash and cash equivalents, beginning	6,997,894	6,795,646
Cash and cash equivalents, ending	$587,106	$6,997,894

Non-cash transactions:
Common shares issued for exploration and evaluation property	$4,113,850	$2,244,370
Exploration and evaluation expenditures included in accounts payable	$3,782	$230,431

Cash and cash equivalents is comprised of:
Cash held in bank accounts	$70,084	$2,497,894
Cashable guaranteed investment certificates	$517,022	$4,500,000

The accompanying notes form an integral part of these consolidated financial statements

4

SUMMA SILVER CORP.

Consolidated Statements of Changes in Shareholders’ Equity

(Expressed in Canadian Dollars)

	Number of shares	Amount	Reserve	Accumulated other comprehensive income	Accumulated deficit	Total
Balance, August 31, 2022	78,227,445	$34,452,267	$6,586,586	$479,699	$(10,268,701)	$31,249,851
Common shares issued for cash (Note 8)	12,890,375	10,054,493	257,807	-	-	10,312,300
Common shares issued on the exercise of options (Note 8)	150,000	204,307	(55,808)	-	-	148,499
Common shares issued for exploration and evaluation assets (Notes 6 and 8)	4,455,880	2,244,370	-	-	-	2,244,370
Fair value of expired options and warrants (Note 9)	-	-	(2,434,735)	-	2,434,735	-
Share issuance costs (Note 8)	-	(1,157,004)	333,451	-	-	(823,553)
Stock-based compensation (Note 9)	-	-	860,652	-	-	860,652
Net loss	-	-	-	-	(2,840,894)	(2,840,894)
Other comprehensive income	-	-	-	695,997	-	695,997
Balance, August 31, 2023	95,723,700	$45,798,433	$5,547,953	$1,175,696	$(10,674,860)	$41,847,222

Balance, August 31, 2023	95,723,700	$45,798,433	$5,547,953	$1,175,696	$(10,674,860)	$41,847,222
Common shares issued on the exercise of stock options (Note 8)	125,000	96,750	(13,000)	-	-	83,750
Common shares issued for exploration and evaluation assets (Notes 6 and 8)	9,018,875	4,113,850	-	-	-	4,113,850
Fair value of expired options (Note 9)	-	-	(154,529)	-	154,529	-
Share issuance costs (Note 8)	-	(71,105)	-	-	-	(71,105)
Stock-based compensation (Note 9)	-	-	746,449	-	-	746,449
Net loss	-	-	-	-	(2,880,948)	(2,880,948)
Other comprehensive loss	-	-	-	(93,602)	-	(93,602)
Balance, August 31, 2024	104,867,575	$49,937,928	$6,126,873	$1,082,094	$(13,401,279)	$43,745,616

The accompanying notes form an integral part of these consolidated financial statements

5

SUMMA SILVER CORP.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2024 and 2023

(Expressed in Canadian Dollars)

1.	NATURE OF OPERATIONS AND GOING CONCERN

Summa Silver Corp. (the “Company” or “Summa Silver”) was incorporated pursuant to the provisions of the British Columbia Business Corporations Act on March 7, 2018. The Company is in the business of mineral exploration. The Company’s registered office is located at Suite 918 – 1030 West Georgia Street, Vancouver, BC, V6E 2Y3. Summa Silver’s common shares are traded on the TSX Venture Exchange (the “Exchange”) under the symbol “SSVR”, the OTCQX under the symbol “SSVRF” and on the Frankfurt Stock Exchange under the symbol “48X”.

These consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will continue in operation for the foreseeable future and will be able to realize its assets and settle its liabilities in the normal course of business. At August 31, 2024, the Company had cash of $587,106 (August 31, 2023 - $6,997,894) and its current assets exceed its current liabilities by $1,264,550 (August 31, 2023 - $7,093,789). The Company currently is not generating any revenues. It has incurred losses and negative cash flows from operations since inception and had an accumulated deficit of $13,401,279 as at August 31, 2024 (August 31, 2023 - $10,674,860). Whether and when the Company can obtain profitability and positive cash flows from operations is uncertain. These factors indicate the existence of a material uncertainty which may cast significant doubt on the ability of the Company to continue as a going concern.

The Company’s ability to continue its operations is dependent on its success in raising equity through share issuances, suitable debt financing and/or other financing arrangements. While the Company has been successful in raising equity in the past, there can be no guarantee that it will be able to raise sufficient funds to fund its exploration activities and general and administrative costs in the next twelve months and in the future. These consolidated financial statements do not give effect to the required adjustments to the carrying amounts and classification of assets and liabilities should the Company be unable to continue as a going concern. Such adjustments could be material.

2.	BASIS OF PREPARATION

(a)	Statement of compliance

These consolidated financial statements have been prepared in accordance with IFRS Accounting Standards (“IFRS”) as issued by the International Accounting Standards Board.

(b)	Basis of presentation

These consolidated financial statements have been prepared on a historical cost basis, except for financial instruments classified as financial instruments at fair value through profit or loss (“FVTPL”), which are stated at their fair value. In addition, these consolidated financial statements have been prepared using the accrual basis of accounting, except for cash flow information. The material accounting policies, as disclosed, have been applied consistently to all periods presented in these consolidated financial statements.

(c)	Presentation and functional currency

Items included in the consolidated financial statements of the Company and its wholly owned subsidiaries are measured using the currency of the primary economic environment in which the entity operates (“the functional currency”). The functional currency of the Company and its subsidiary 1237025 BC Ltd. is the Canadian dollar. The functional currency of Summa Silver (US) Corp., Summa Silver Nevada Inc., and 1237025 Nevada Inc. is the US Dollar.

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the date of transaction. Foreign currency gains and losses resulting from the settlement of such transactions and from the translation at period-end exchange rates of monetary assets and liabilities denominated in foreign currencies are included in profit and loss. The results and financial position of a subsidiary that has a functional currency different from the presentation currency are translated into the presentation currency as follows:

●	Assets and liabilities are translated using exchange rates prevailing at the end of each reporting period;
●	Income and expenses for each line item in the consolidated statement of loss and comprehensive loss are translated at average exchange rates for the period; and
●	All resulting exchange differences are recognized in other comprehensive income as cumulative translation adjustments.

6

SUMMA SILVER CORP.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2024 and 2023

(Expressed in Canadian Dollars)

2.	BASIS OF PREPARATION (continued)

On consolidation, exchange differences arising from the translation of the net investment in foreign entity is taken to accumulated other comprehensive loss. When a foreign operation is sold, such exchange differences are recognized in profit or loss as part of the gain or loss on sale.

(d)	Material accounting judgments and estimates

The preparation of financial statements in accordance with IFRS requires management to make certain critical accounting estimates and assumptions about the future and to exercise judgment in applying the Company’s accounting policies. Actual results could differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. The impacts of changes to estimates are recognized in the period estimates are revised and in future periods affected. The critical judgments and assumptions made by management and other major sources of measurement uncertainty are discussed in Note 4.

3.	MATERIAL ACCOUNTING POLICIES

The material accounting policies used in the preparation of these consolidated financial statements are as follows:

(a)	Basis of consolidation

The Company’s consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries Summa Silver (US) Corp., Summa Silver Nevada Inc., 1237025 BC Ltd., and 1237025 Nevada Inc. Subsidiaries are entities controlled by the Company, where control is achieved by the Company being exposed to, or having rights to, variable returns from its involvement with the entity and having the ability to affect those returns through its power over the entity. Subsidiaries are consolidated from the date on which control is obtained by the Company and are deconsolidated from the date that control ceases.

All inter-company transactions, balances, income and expenses are eliminated on consolidation.

(b)	Foreign currency transactions

Transactions in currencies other than the Canadian dollar (“foreign currencies”), the Company’s functional currency, are recorded at the rates of exchange prevailing on the dates of the transactions. At each reporting date, monetary assets and liabilities that are denominated in foreign currencies are translated at the rates prevailing at the date of the consolidated statement of financial position. Non-monetary items that are denominated in foreign currencies and measured at other than fair value are translated using the rates of exchange at the transaction dates. Foreign exchange gains and losses are included in net loss for the period.

(c)	Financial instruments

i)	Classification and measurement

Financial asset

The classification and measurement of financial assets is based on the Company’s business models for managing its financial assets and whether the contractual cash flows represent solely payments of principal and interest (“SPPI”). Financial assets are initially measured at fair value less, for an item not at fair value through profit or loss, transaction costs directly attributable to its acquisition or issue, and are subsequently measured at either (i) amortized cost; (ii) fair value through other comprehensive income, or (iii) at fair value through profit or loss.

Amortized cost

Financial assets at amortized cost are initially recognized at fair value plus or minus transaction costs, respectively, and subsequently carried at amortized cost less any impairment. Interest receivable and loan receivable are included in this category.

Fair value through other comprehensive income (“FVTOCI”)

Elected investments in equity instruments at FVTOCI are initially recognized at fair value plus transaction costs. Subsequently they are measured at fair value, with gains and losses recognized in other comprehensive income (loss).

7

SUMMA SILVER CORP.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2024 and 2023

(Expressed in Canadian Dollars)

3.	MATERIAL ACCOUNTING POLICIES (continued)

(c)	Financial instruments (continued)

Fair value through profit or loss (“FVTPL”)

Financial assets carried at FVTPL are initially recorded at fair value and transaction costs are expensed in profit and loss. Realized and unrealized gains and losses arising from changes in the fair value of the financial assets held at FVTPL are included in profit and loss in the period in which they arise. Cash is included in this category.

Financial liabilities

Financial liabilities are recognized when the Company becomes a party to the contractual provisions of the financial instrument. A financial liability is derecognized when it is extinguished, discharged, cancelled or when it expires. Financial liabilities are classified as either financial liabilities at fair value through profit or loss or financial liabilities subsequently measured at amortized cost. All interest-related charges are reported in profit or loss within interest expense, if applicable.

Financial liabilities measured at amortized cost are non-derivatives and are initially recognized at fair value net of any transaction costs directly attributable to the issuance of the instrument and subsequently carried at amortized cost using the effective interest rate method. This ensures that any interest expense over the period to repayment is at a constant rate on the balance of the liability carried in the consolidated statements of financial position. Interest expense in this context includes initial transaction costs and premiums payable on redemption, as well as any interest or coupon payable while the liability is outstanding. Accounts payable are included in this category.

ii)	Derecognition of financial assets

The Company derecognizes financial assets only when the contractual rights to cash flows from the financial assets expire, or when it transfers the financial assets and substantially all of the associated risks and rewards of ownership to another entity. Gains and losses on derecognition are generally recognized in profit or loss. However, gains and losses on derecognition of financial assets classified as FVTOCI remain within accumulated other comprehensive income (loss).

iii)	Impairment of financial assets

The Company recognizes a loss allowance for expected credit losses on financial assets that are measured at amortized cost. At each reporting date, the Company measures the loss allowance for the financial asset at an amount equal to the lifetime expected credit losses if the credit risk on the financial asset has increased significantly since initial recognition. If at the reporting date, the credit risk of the financial asset has not increased significantly since initial recognition, the Company measures the loss allowance for the financial asset at an amount equal to twelve month expected credit losses. The Company recognizes in the consolidated statements of loss and comprehensive loss, as an impairment gain or loss, the amount of expected credit losses (or reversal) that is required to adjust the loss allowance at the reporting date to the amount that is required to be recognized.

(d)	Restoration, rehabilitation, and environmental obligations

The Company recognizes liabilities for statutory, contractual, constructive or legal obligations associated with the retirement of long-term assets, when those obligations result from the acquisition, construction, development or normal operation of the assets. The net present value of future restoration cost estimates arising from the decommissioning of plant and other site preparation work is capitalized to exploration and evaluation assets along with a corresponding increase in the restoration provision in the period incurred. Discount rates using a pre-tax rate that reflect the time value of money are used to calculate the net present value. The restoration asset will be depreciated on the same basis as other assets.

The increase in the restoration provision due to the passage of time is recognized as interest expense.

The costs of restoration projects that were included in the provision are recorded against the provision as incurred. The costs to prevent and control environmental impacts at specific properties are capitalized in accordance with the Company’s accounting policy for exploration and evaluation assets.

8

SUMMA SILVER CORP.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2024 and 2023

(Expressed in Canadian Dollars)

3.	MATERIAL ACCOUNTING POLICIES (continued)

(e)	Exploration and evaluation expenditures

Exploration and evaluation expenditures include the costs of acquiring licenses, costs associated with exploration and evaluation activity, and the fair value (at acquisition date) of exploration and evaluation assets acquired in a business combination. Exploration and evaluation expenditures are capitalized. Costs incurred before the Company has obtained the legal rights to explore an area are recognized in profit or loss. Government tax credits are recorded as a reduction to the cumulative costs incurred and capitalized on the related property in the period it is received.

Exploration and evaluation assets are assessed for impairment if (i) sufficient data exists to determine technical feasibility and commercial viability, and (ii) facts and circumstances suggest that the carrying amount exceeds the recoverable amount.

Once the technical feasibility and commercial viability of the extraction of resources in an area of interest are demonstrable, exploration and evaluation assets attributable to that area of interest are first tested for impairment and then reclassified to mining property and development assets within property, plant and equipment.

Recoverability of the carrying amount of any exploration and evaluation assets is dependent on successful development and commercial exploitation, or alternatively, sale of the respective areas of interest.

(f)	Share capital

Common shares

Common shares issued are classified as share capital, a component of shareholders’ equity. Transaction costs directly attributable to the issuance of common shares are recognized as a deduction from share capital.

Equity units

Proceeds received on the issuance of units, comprised of common shares and warrants, are allocated using the residual value method. Under the residual value method, proceeds are allocated to the common shares up to their fair value, determined by reference to the quoted market price of the common shares on the issuance date, and the remaining balance, if any, to the reserve for warrants.

(g)	Share options and warrants

All share options and warrants are included in the reserve, a component of shareholders’ equity, until exercised. Upon exercise, the consideration received plus the amounts in reserves attributable to the options and/or warrants being exercised are credited to share capital. When share options and warrants expire unexercised or are cancelled, other than cancellations resulting from forfeitures when vesting conditions are not satisfied, the amounts recognized in reserve are reclassified to accumulated deficit.

Stock-based compensation to employees are measured at the fair value of the instruments granted. Share-based payments to non-employees are measured at the fair value of goods or services received or the fair value of the equity instruments issued, if it is determined the fair value of the goods or services received cannot be reliably measured, and are recorded at the date the goods or services are received. Stock-based compensation is measured at the fair value of the goods or services received or the fair value of the equity instruments issued as calculated using the Black-Scholes Option Pricing Model. The offset to the recorded expense is to the reserve. The fair value of awards is calculated using the Black-Scholes Option Pricing Model which considers the following factors: exercise price; current market price of the underlying shares; expected life of the award; risk-free interest rate; forfeiture rate; and expected volatility.

(h)	Leases

At the inception of a lease contract, the Company assesses whether the contract is or contains a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. To assess whether a contract conveys the right to control the use of an identified asset, the Company assess whether: (i) the contract involves the use of an identified asset; (ii) the Company has the right to obtain substantially all the economic benefits from the use of the asset throughout the period, and; (iii) the Company has the right to direct the use of the asset. The Company did not have any leases as at or for the year ended August 31, 2024 and 2023.

9

SUMMA SILVER CORP.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2024 and 2023

(Expressed in Canadian Dollars)

3.	MATERIAL ACCOUNTING POLICIES (continued)

(h)	Leases (continued)

Payments associated with short-term leases and leases of low-value assets are recognized as an expense on a straight-line basis in general and administration expense in the consolidated statement of loss and comprehensive loss. Short term leases are defined as leases with a lease term of 12 months or less.

(i)	Income taxes

Income tax on profit or loss comprises current and deferred tax.

Current income taxes are the expected taxes payable or receivable on the taxable income or loss for the period, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to taxes payable in respect of previous periods. Current income tax is recognized in profit or loss, except to the extent that it relates to items recognized directly in equity, in which case it is recognized in equity.

Deferred tax is provided for using the asset and liability method of accounting, whereby deferred tax assets and liabilities are recognized for the future tax effects of differences between the carrying amounts of assets and liabilities in the consolidated statement of financial position and the tax bases of the assets and liabilities (temporary differences), unused tax losses and other income tax deductions. Temporary differences on the initial recognition of assets or liabilities that affect neither accounting nor taxable profit or loss are not provided for. Deferred tax assets and liabilities are measured based on the expected manner of realization or settlement of the carrying amounts of the related assets and liabilities, using tax rates enacted or substantively enacted at the consolidated statement of financial position date. Deferred tax assets are recognized for deductible temporary differences, unused tax losses and other income tax deductions only to the extent that it is probable that future taxable profits will be available against which those deductible temporary differences, unused tax losses and other income tax deductions can be utilized.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

(j)	Loss per share

Loss per share is calculated by dividing loss attributable to common shareholders of the Company by the weighted average number of shares outstanding during the period. Diluted loss per share is determined by adjusting loss attributable to common shareholders and the weighted average number of common shares outstanding for the effects of all dilutive potential common shares. The calculation of diluted loss per share excludes the effects of various conversions and exercises of options and warrants that would be anti-dilutive.

(k)	Impairment of non-financial assets

Impairment tests on non-financial assets, including exploration and evaluation assets are undertaken whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. Where the carrying value of an asset exceeds its recoverable amount, which is the higher of value in use and fair value less costs to sell, the asset is written down accordingly. The Company assesses exploration and evaluation assets for impairment when facts and circumstances suggest that the carrying amount of an asset may exceed its recoverable amount. The recoverable amount is the higher of the asset’s fair value less costs to sell and value in use.

Where it is not possible to estimate the recoverable amount of an individual asset, the impairment test is carried out on the asset’s cash-generating unit, which is the lowest group of assets in which the asset belongs for which there are separately identifiable cash inflows that are largely independent of the cash inflows from other assets.

An impairment loss is charged to profit or loss, except to the extent it reverses gains previously recognized in profit or loss. An impairment loss is only reversed if there is an indication that the impairment loss may no longer exist and there has been a change in the estimates used to determine the recoverable amount, however, not to an amount higher than the carrying amount that would have been determined had no impairment loss been recognized in previous years.

10

SUMMA SILVER CORP.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2024 and 2023

(Expressed in Canadian Dollars)

3.	MATERIAL ACCOUNTING POLICIES (continued)

(l)	New accounting standards and interpretations

IFRS 18 – Presentation and Disclosure in Financial Statements

In April 2024, the IASB issued IFRS 18, Presentation and Disclosure of Financial Statements (IFRS 18), which replaces IAS 1, Presentation of Financial Statements. IFRS 18 introduces a specified structure for the income statement by requiring income and expenses to be presented into the three defined categories of operating, investing and financing, and by specifying certain defined totals and subtotals. Where company-specific measures related to the income statement are provided, IFRS 18 requires companies to disclose explanations around these measures, which are referred to as management defined performance measures. IFRS 18 also provides additional guidance on principles of aggregation and disaggregation which apply to the primary financial statements and the notes.

IFRS 18 will not affect the recognition and measurement of items in the financial statements, nor will it affect which items are classified in other comprehensive income and how these items are classified. The standard is effective for reporting periods beginning on or after January 1, 2027, including for interim financial statements. Retrospective application is required, and early application is permitted. The Company is currently assessing the effect of this standard on its financial statements.

4.	SIGNIFICANT ACCOUNTING JUDGEMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY

Significant accounting judgments

The critical judgments, apart from those involving estimations, that management has made in the process of applying the Company’s accounting policies and that have the most significant effect on the amounts recognized in the consolidated financial statements are as follows:

Going concern

The assessment of the Company’s ability to continue as a going concern and to raise sufficient funds to pay for its ongoing operating expenditures and meet its liabilities for the ensuing year involves significant judgment based on historical experience and other factors, including expectation of future events that are believed to be reasonable under the circumstances.

Impairment of long-lived assets

The carrying value and the recoverability of long-lived assets, including exploration and evaluation assets, are evaluated at each reporting date. Management assesses for indicators of impairment, which includes assessing whether facts or circumstances exist that suggest the carrying amount exceeds the recoverable amount.

Key sources of estimation uncertainty

The key assumptions management has made about the future and other major sources of estimation uncertainty at the date of the consolidated statement of financial position that have significant risk of resulting in a material adjustment to the carrying amounts of assets and liabilities within the next financial year are as follows:

Income taxes

The Company recognizes deferred tax assets for deductible temporary differences, unused tax losses and other income tax deductions only to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, unused tax losses and other income tax deductions can be utilized. In assessing the probability of realizing the income tax benefits of deductible temporary differences, unused tax losses and other income tax deductions, management makes estimates related to expectations of future taxable income, applicable tax planning opportunities, expected timing of reversals of existing temporary differences and the likelihood that tax positions taken will be sustained upon examination by applicable tax authorities. The likelihood that tax positions taken will be sustained upon examination by applicable tax authorities is assessed based on individual facts and circumstances of the relevant tax position evaluated in light of all available evidence.

As at August 31, 2024 and 2023, the Company has not recognized any deferred tax assets for deductible temporary differences. Changes in any of the above-mentioned estimates can materially affect the amount of income tax assets recognized. In addition, where applicable tax laws and regulations are either unclear or subject to varying interpretations, changes in these estimates can occur that materially affect the amounts of income tax assets recognized. The Company reassesses unrecognized income tax assets at the end of each reporting period.

11

SUMMA SILVER CORP.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2024 and 2023

(Expressed in Canadian Dollars)

4.	SIGNIFICANT ACCOUNTING JUDGEMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY (continued)

Valuation of stock-based compensation

The Company uses the Black-Scholes Option Pricing Model for valuation of stock-based compensation. Option pricing models require the input of subjective assumptions including expected price volatility, interest rate and forfeiture rate. Changes in the input assumptions can materially affect the fair value estimate and the Company’s earnings and equity reserves.

5.	LOAN RECEIVABLE

The Company loaned $273,274 (US$200,000) on March 22, 2024, and a further $68,322 (US$50,000) on March 27, 2024, to an arms-length third party. The loan is unsecured, interest free, and was repaid on October 9, 2024 (Note 15).

6.	EXPLORATION AND EVALUATION ASSETS

Costs incurred with respect to the properties are summarized below:

	Hughes Property	Mogollon Property	Total
Acquisition Costs
Balance, August 31, 2022	$2,011,941	$2,034,771	$4,046,712
Additions	-	2,791,947	2,791,947
Balance, August 31, 2023	2,011,941	4,826,718	6,838,659
Additions	-	4,433,354	4,433,354
Balance, August 31, 2024	$2,011,941	$9,260,072	$11,272,013

Deferred Exploration Costs
Balance, August 31, 2022	$17,044,387	$3,038,087	$20,082,474
Drilling	1,351,259	3,019,578	4,370,837
Consulting (Note 10)	691,569	841,820	1,533,389
Fuel	102,581	-	102,581
Materials	140,578	210,767	351,345
Assays	138,202	74,295	212,497
Permitting	-	90,065	90,065
Data purchase	58,862	166,858	225,720
Currency translation adjustment	533,790	96,830	630,620
Balance, August 31, 2023	20,061,228	7,538,300	27,599,528
Drilling	450,607	1,309,387	1,759,994
Consulting (Note 10)	680,644	886,198	1,566,842
Assays	32,637	17,662	50,299
Permitting	-	55,522	55,522
Currency translation adjustment	(59,664)	(20,742)	(80,406)
Balance, August 31, 2024	$21,165,452	$9,786,327	$30,951,779

Total
Balance, August 31, 2023	$22,073,169	$12,365,018	$34,438,187
Balance, August 31, 2024	$23,177,393	$19,046,399	$42,223,792

Hughes Property

The Company had an option agreement to acquire 100% of the Hughes property in exchange for US$400,000 in cash and US$400,000 in share payments payable in semi-annual instalments over a five-year period. There is an additional obligation to incur $1,500,000 of expenditures over the same five-year period ending March 8, 2025, which has been fulfilled. The property is subject to a 1% net smelter royalty which may be reduced to 0.5% for additional payments of US$4,000,000.

During the year ended August 31, 2022, the Company completed all remaining option payments to the vendor to earn a 100% interest in the project, subject to the 1% net smelter royalty.

12

SUMMA SILVER CORP.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2024 and 2023

(Expressed in Canadian Dollars)

6.	EXPLORATION AND EVALUATION ASSETS (continued)

Mogollon Property

On August 24, 2020 the Company signed a definitive agreement with Allegiant Gold Ltd. (“Allegiant”) to earn up to a 100% interest in the Mogollon silver-gold mining district. The Company may earn up to a 100% interest in two phases:

●	Phase I is an option to earn a 75% interest over three years for staged payments totaling US$350,000 in cash, US$1,450,000 of value in shares, and a final payment of US$1,000,000 which may be paid in cash or shares, at the election of the Company. Phase I also includes a US$3,000,000 work commitment on the property. During the year ended August 31, 2023, the Company paid $136,486 (US$100,000) and issued 4,398,831 shares with a fair value of $2,220,240 (US$1,650,000) to Allegiant (Note 8).
●	After the 75% earn in, the Company can elect to either form a 75/25 joint venture with Allegiant or purchase the remaining 25% interest for US$3,000,000 in cash or shares. On November 1, 2023, the Company issued 8,912,884 shares with a fair value of $4,077,300 (US$3,000,000) to Allegiant (Note 8).

As of August 31, 2024, the Company had completed all remaining option payments to the vendor to earn a 100% interest in the project.

Additionally, the Company has mining lease agreements on the Mogollon property with certain lessors, which were renegotiated on September 20, 2021. The payment terms of the mining lease agreements are as follows:

●	$82,240 (US$63,042) on signing of the amended agreement (paid);
●	An additional USD$99,067 on or before the 12-month anniversary, and each successive anniversary thereafter. Of the annual payments, as much as 75% may be paid in shares at least six months prior to the anniversary date, at the option of the Company. During the year ended August 31, 2023, the Company made a cash payment to these lessors for the balance of the annual payment of $94,041 (US$72,051) and issued 57,049 common shares with a fair value of $36,785 (Note 8). During the year ended August 31, 2024, the Company made cash payments to these lessors of $91,650 (US$67,771).

The Company has an additional lease agreement on the Mogollon property which was initially negotiated on April 9, 2019. Pursuant to this lease, the Company owes an annual base payment of USD$10,000, which is adjusted to an amount equal to the change in the Production Price Index for industrial commodities as published by the United State Bureau of Labour Statistics on each anniversary. The Company paid $20,734 (US$15,215) pursuant to this lease during the year ended August 31, 2023. During the year ended August 31, 2024, the Company paid $20,569 (US$15,093) and issued 105,991 common shares with a fair value of $36,550 (Note 8).

The Company will also be subject to a production royalty on certain portions of the property of 4%. Portions of this royalty area may be bought down to 2% for staged payments of USD$3,000,000.

On November 22, 2021, the Company signed an additional option agreement to earn a 100% interest in two patented mining claims (the “Patents”) covering the Eberle Mine immediately adjacent to the Mogollon property. The Company may earn a 100% interest in the Patents by making cash payments totaling US$700,000 over four years as follows:

●	$128,884 (US$100,000) on signing of the option agreement (paid);
●	An additional $199,320 (US$150,000) on or before the 12-month anniversary (paid during the year ended August 31, 2023);
●	An additional $207,285 (US$150,000) on or before the 24-month anniversary (paid during the year ended August 31, 2024);
●	An additional USD$150,000 on or before the 36-month anniversary (paid subsequent to August 31, 2024 (Note 15)); and
●	An additional USD$150,000 on or before the 48-month anniversary.

After completion of the payments with respect to the Eberle Mine, the Company will not be subject to any underlying royalties or other encumbrances.

During the year ended August 31, 2023, the Company staked additional claims surrounding the Mogollon property for a total cost of $84,341. The Company did not stake any additional claims during the year ended August 31, 2024.

As at August 31, 2024, the Company had long-term prepaid expenses of $43,172 (August 31, 2023 - $112,281) which relate to a bond payment and deposits for drilling services.

13

SUMMA SILVER CORP.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2024 and 2023

(Expressed in Canadian Dollars)

7.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

At August 31, 2024 and 2023, the Company’s accounts payable and accrued liabilities are comprised of the following:

	August 31, 2024	August 31, 2023
Accounts payable (Note 10)	$26,892	$263,535
Accrued liabilities (Note 10)	77,107	15,597
Total	$103,909	$279,132

8.	SHARE CAPITAL

a)	Authorized

Unlimited number of common shares without par value.

b)	Issued

For the year ended August 31, 2024:

As at August 31, 2024, the Company had 104,867,575 (August 31, 2023 – 95,723,700) common shares issued and outstanding.

During the year ended August 31, 2024, the Company issued 125,000 common shares in connection with the exercise of stock options, for gross proceeds of $83,750.

On November 1, 2023, the Company issued 8,912,884 common shares with a fair value of $4,077,300 in connection with the mining lease agreements on the Mogollon property (Note 6). Share issuance costs of $1,500 were incurred in relation to the issuance.

On March 20, 2024, the Company issued 105,991 common shares with a fair value of $36,550 pursuant to the amended mining lease agreements on the Mogollon Property (Note 6).

During the year ended August 31, 2024, the Company incurred share issuance costs of $71,105 related to a brokered private placement which closed subsequent to year end (Note 15).

For the year ended August 31, 2023:

During the year ended August 31, 2023, the Company issued 150,000 common shares in connection with the exercise of stock options, for gross proceeds of $148,499.

On December 29, 2022, the Company completed a brokered private placement for gross proceeds of $10,312,300 consisting of 12,890,375 units of the Company at a price of $0.80 per unit. Each unit is comprised of one common share and one-half of one common share purchase warrant. Each purchase warrant is exercisable to acquire one common share at a price of $1.20 per common share, for a period of 36 months. The warrants were ascribed a fair value of $257,807 under the residual method. In connection with the offering, the Company paid the agents a cash commission equal to 6% of the gross proceeds and issued 773,423 broker warrants, with a fair value of $333,451 (Note 9). The broker warrants are exercisable for a period of 36 months to acquire a common share at an exercise price of $0.80. The agents received a commission of $610,938 and $103,515 in agent expenses. The Company also incurred other share issuance costs of $109,100.

On March 20, 2023, the Company issued 57,049 common shares with a fair value of $36,785 in connection with the mining lease agreements on the Mogollon property (Note 6).

On August 15, 2023, the Company issued 4,398,831 common shares with a fair value of $2,220,240 in connection with the mining lease agreements on the Mogollon property (Note 6). Share issuance costs of $12,655 were incurred in relation to the issuance.

c)	Escrow shares

At August 31, 2024, there were nil shares in escrow (August 31, 2023 – 307,531).

14

SUMMA SILVER CORP.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2024 and 2023

(Expressed in Canadian Dollars)

9.	OPTIONS AND WARRANTS

a)	Options

The Black-Scholes Option Pricing Model inputs for options granted during the year ended August 31, 2024, are as follows:

Grant Date	Expiry Date	Exercise Price	Risk-Free Interest Rate	Expected Life	Volatility Factor	Dividend Yield	Fair Value
December 6, 2023	December 6, 2028	$0.62	3.40%	5 years	97%	0	$0.41

Total expenses arising from stock-based compensation recognized during the year ended August 31, 2024 was $746,449 (2023 - $860,652).

The Company has a stock option plan whereby a maximum of 10% of the issued and outstanding common shares of the Company may be reserved for issuance pursuant to the exercise of stock options. The terms of the granted options are fixed by the Board of Directors and are not to exceed ten years. The exercise price of options are determined by the Board of Directors, but shall not be less than the closing price of the Company’s common shares on the day preceding the option grant date, less any discount permitted by the Exchange. Options granted under the plan may vest immediately on grant, or over a period as determined by the Board of Directors or, in respect of options granted for investor relations services, as prescribed by Exchange policy.

A continuity schedule of the Company’s outstanding stock options for the years ended August 31, 2024 and 2023 are as follows:

	August 31, 2024		August 31, 2023
	Number outstanding	Weighted average exercise price	Number outstanding	Weighted average exercise price
Outstanding, beginning of year	7,957,500	$0.86	6,375,000	$0.89
Granted	2,305,000	0.62	1,885,000	0.78
Exercised	(125,000)	0.67	(150,000)	0.99
Expired and forfeited	(290,000)	1.00	(152,500)	0.99
Outstanding, end of year	9,847,500	$0.80	7,957,500	$0.86
Exercisable, end of year	8,118,750	$0.84	6,892,250	$0.87

The expired options in the year ended August 31, 2024 had a fair value of $154,529 (August 31, 2023 - $93,569) which was reclassified to deficit during the year.

At August 31, 2024, the Company had outstanding stock options exercisable to acquire common shares of the Company as follows:

Expiry date	Options outstanding	Exercise Price	Remaining contractual life (in years)
May 7, 2025	1,750,000	$0.25	0.68
June 9, 2025	300,000	$0.50	0.77
June 30, 2025	100,000	$0.92	0.83
October 13, 2025	2,035,000	$1.41	1.12
March 25, 2026	200,000	$1.09	1.56
January 7, 2027	1,352,500	$0.94	2.35
June 14, 2027	200,000	$0.74	2.79
February 1, 2028	1,605,000	$0.80	3.42
December 6, 2028	2,305,000	$0.62	4.27

15

SUMMA SILVER CORP.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2024 and 2023

(Expressed in Canadian Dollars)

9.	OPTIONS AND WARRANTS (continued)

b)	Warrants

A continuity schedule of the Company’s outstanding common share purchase warrants for the years ended August 31, 2024 and 2023 are as follows:

	August 31, 2024		August 31, 2023
	Number outstanding	Weighted average exercise price	Number outstanding	Weighted average exercise price
Outstanding, beginning of year	19,434,158	$1.32	16,768,565	$1.48
Granted	-	-	7,218,610	1.16
Expired	(5,084,000)	1.75	(4,553,017)	1.66
Outstanding, end of year	14,350,158	$1.16	19,434,158	$1.32

At August 31, 2024, the Company had outstanding common share purchase warrants exercisable to acquire common shares of the Company as follows:

Expiry Date	Warrants outstanding	Exercise Price	Remaining contractual life (in years)
February 10, 2025	6,388,882	$1.20	0.45
February 10, 2025	742,666	$0.90	0.45
December 29, 2025	6,445,187	$1.20	1.33
December 29, 2025	773,423	$0.80	1.33

The expired warrants in the year ended August 31, 2024 had a fair value of $nil (2023 - $2,341,166) which was reclassified to deficit during the year.

10.	RELATED PARTY TRANSACTIONS

The Company’s related parties consist of its key management personnel, including its directors and officers.

During the normal course of business, the Company enters into transactions with its related parties that are considered to be arm’s length transactions and made at normal market prices and on normal commercial terms.

(a)	Key management compensation included in consulting fees for the years ended August 31, 2024 and 2023 were as follows:

	August 31, 2024	August 31, 2023
Consulting fees	$410,726	$398,052
Stock-based compensation	$451,001	$539,094
Fees capitalized in evaluation and exploration assets (Note 6)	$524,246	$1,051,182

(b)	As at August 31, 2024, the Company had $5,319 (August 31, 2023 - $97,312) owing to related parties, which is included in accounts payable and accrued liabilities (Note 7).

16

SUMMA SILVER CORP.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2024 and 2023

(Expressed in Canadian Dollars)

11.	FINANCIAL INSTRUMENTS

a)	Categories of financial instruments and fair value measurements

The Company’s financial assets and liabilities are classified as follows:

	August 31, 2024	August 31, 2023
Financial assets:
Fair value through profit or loss
Cash and cash equivalents	$587,106	$6,997,894

At amortized cost
Accounts receivable	$13,203	$57,555
Loan receivable	$341,596	$-
Interest receivable	$-	$56,445
Financial liabilities:
At amortized cost
Accounts payable	$26,892	$263,535

The amount of accounts payable includes amounts due to related parties (Note 10).

The fair values of the Company’s cash, receivables, loan receivable, interest receivable and accounts payable approximate their carrying amounts due to the short-term nature of these instruments.

b)	Management of financial risks

The Company’s financial instruments expose the Company to certain financial risks, including credit risk, liquidity risk, interest rate risk and foreign currency risk.

Credit risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. At August 31, 2024, the Company was exposed to credit risk on its cash, receivables, loan receivable and interest receivable.

The Company’s cash is held with a high credit quality financial institution in Canada and as at August 31, 2024, management considers its exposure to credit risk on its cash to be low. The Company’s interest receivable is due from the same financial institution and the credit risk is also assessed as low. The Company’s loan receivable is due from an arms-length third party and was repaid subsequent to August 31, 2024 (Note 5). The Company’s receivables consist of GST receivable from the Government of Canada and as such the risk is assessed as low.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with its financial liabilities. The Company manages liquidity risk by maintaining adequate cash and managing its capital and expenditures.

At August 31, 2024, the Company had cash of $587,106 (August 31, 2023 - $6,997,894) and accounts payable and accrued liabilities of $103,909 (August 31, 2023 - $279,132) with contractual maturities of less than one year. The Company assessed its liquidity risk as high as at August 31, 2024.

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in market interest rates. The Company’s financial assets and financial liabilities are not exposed to interest rate risk due to their short-term nature and maturity. The Company is not exposed to interest rate risk at August 31, 2024.

17

SUMMA SILVER CORP.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2024 and 2023

(Expressed in Canadian Dollars)

11.	FINANCIAL INSTRUMENTS (continued)

Foreign currency risk

Foreign currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in foreign exchange rates. The Company is exposed to foreign currency risk to the extent that it has monetary assets and liabilities denominated in foreign currencies.

As at August 31, 2024, the Company is exposed to foreign currency risk as it has cash, prepaid expenses, loan receivable, and accounts payable denominated in US Dollars, as follows:

	August 31, 2024	August 31, 2023
Cash	$170,113	$201,943
Prepaid expenses	32,000	82,000
Loan receivable	250,000	-
Accounts payable	(2,306)	(151,489)
Net exposure	449,807	132,454
Canadian dollar equivalent	$606,835	$179,223

As of August 31, 2024, a 5% change in the exchange rate between US dollars and Canadian dollars would impact the Company’s net assets by $30,342 (August 31, 2023 - $8,961). The Company assessed its foreign currency risk as moderate as of August 31, 2024.

12.	INCOME TAXES

A reconciliation of income taxes at statutory rates with reported taxes is as follows:

	August 31, 2024	August 31, 2023
Net loss for the year	$(2,880,948)	$(2,840,894)
Canadian federal and provincial statutory income tax rate	27%	27%
Income tax benefit based on Canadian statutory income tax rates	(777,856)	(767,041)
Effects of the following:
Other differences	27,820	161,071
Changes in valuation allowance	750,036	605,970
Income tax benefit	$-	$-

18

SUMMA SILVER CORP.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2024 and 2023

(Expressed in Canadian Dollars)

12.	INCOME TAXES (continued)

The significant components of deferred income tax assets and liabilities are as follows:

	August 31, 2024	August 31, 2023
Non-capital loss	$3,324,175	$2,415,715
Share issuance costs	277,598	436,023
Exploration and evaluation assets	57,359	57,359
Valuation allowance	(3,659,132)	(2,909,096)
Tax recovery	$-	$-

The Canadian non-capital losses at August 31, 2024 expire as follows:

Expiry date	Amount
2038	$50,893
2039	24,028
2040	693,881
2041	3,135,229
2042	3,006,632
2043	2,620,489
2044	2,780,609
$12,311,761

At August 31, 2024, the Company has share issuance costs of $1,028,141 that can be deducted over a five year period and tax pools related to exploration and evaluation assets of $42,436,232 which may be carried forward indefinitely.

13.	SEGMENTED INFORMATION

The Company is organized into business units based on exploration and evaluation assets and has three reportable operating segments, being that of acquisition and exploration and evaluation activities at the Hughes property in Nevada, the Mogollon property in New Mexico and its corporate headquarters located in Canada. The Company is in the exploration stage and has no reportable segment revenues or operating results.

The Company’s total assets are segmented geographically as follows:

	Hughes Property	Mogollon Property	Corporate	Total
As at August 31, 2023
Current assets	$37,482	$-	$7,335,439	$7,372,921
Restricted cash	-	-	202,965	202,965
Prepaid expenses – long term	112,281	-	-	112,281
Exploration and evaluation assets	22,073,169	12,365,018	-	34,438,187
	$22,222,932	$12,365,018	$7,538,404	$42,126,354

As at August 31, 2024
Current assets	$27,678	$-	$1,340,781	$1,368,459
Restricted cash	-	-	214,102	214,102
Prepaid expenses – long term	-	43,172	-	43,172
Exploration and evaluation assets	23,177,393	19,046,399	-	42,223,792
	$23,205,071	$19,089,571	$1,554,883	$43,849,525

19

SUMMA SILVER CORP.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2024 and 2023

(Expressed in Canadian Dollars)

14.	MANAGEMENT OF CAPITAL

The Company’s objectives when managing capital are to safeguard its ability to continue as a going concern in order to continue its business and maintain a flexible capital structure, which optimizes the costs of capital at an acceptable risk. The Company’s capital includes the components of its shareholders’ equity.

The Company manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of its underlying assets. To maintain or adjust its capital structure, the Company may issue new shares, issue new debt, acquire or dispose of assets, or adjust the amount of cash. In order to preserve cash, the Company does not pay any dividends.

The Company is not subject to any externally imposed capital requirements. The Company did not change their capital management approach during the year ended August 31, 2024. The Company’s ability to continue its operations is dependent on its success in raising equity through share issuances, suitable debt and/or other financing arrangements.

15.	SUBSEQUENT EVENTS

On October 9, 2024, the loan receivable was repaid (Note 5).

On November 1, 2024, the Company completed a brokered private placement of 16,207,500 units at a price of $0.40 per unit for aggregate gross proceeds of $6,483,000. Each unit is comprised of one common share of the Company and one-half of one common share purchase warrant. Each whole warrant shall be exercisable to acquire one common share at a price of $0.55 per Common Share until November 1, 2026. In connection with the private placement, the Company paid the agents a cash commission of $399,525 and issued 998,813 broker warrants. In addition, the agents received an advisory fee of $18,000 and 45,000 advisory broker warrants. The broker warrants are exercisable to acquire one common share at a price of $0.40 per common share at any time on or before November 1, 2026. The Company additionally paid a cash fee of $69,062 and granted 172,655 finders warrants to an eligible arm’s length finder.

On November 15, 2024, the Company paid $209,160 (US$150,000) pursuant to the option agreement covering the Eberle mine (Note 6).

Subsequent to the year-end, the Company sold 890,500 common shares at a weighted average sale price of $0.40 for gross proceeds of $357,171 pursuant to its at-the-market equity distribution program. Share issuance costs of $32,476 were incurred in relation to the issuance.

On December 31, 2024, 250,000 stock options with an exercise price of $0.62 were cancelled.

On January 25, 2025, 2,400,000 options with a exercise price of $0.40, expiring in 5 years, were granted

On February 12, 2025, 200,000 options were exercised into common shares for gross proceeds of $47,981.

On March 20, 2025, the Company issued 112,324 common shares with a fair value of $39,493 pursuant to the amended mining lease agreements on the Mogollon Property (Note 6).

On May 7, 2025, 1,550,000 stock options with an exercise price of $0.25 expired unexercised.

On June 9, 2025, 300,000 stock options with an exercise price of $0.50 expired unexercised.

On June 30, 2026, 100,000 stock options with an exercise price of $0.92 expired unexercised.

On October 13, 2025, 2,035,000 stock options with an exercise price of $1.41 expired unexercised.

On March 25, 2025, 200,000 stock options with an exercise price of $1.09 expired unexercised.

On August 1, 2025, the Company completed the previously announced acquisition of the Company by Silver47 Exploration Corp. (“Silver47”) whereby Silver47 issued 55,269,408 common shares of Silver47 to acquire 100% of the issued and outstanding shares of the Company. Concurrent with the closing, Silver47completed the subscription receipt financing and issued 12,475,400 common shares of Silver47 for gross proceeds of $6,900,000 and 6,237,600 warrants exercisable at $0.796 per warrant. As part of the transaction, Silver47issued 1,446,650 advisory units of Company which include 1,446,650 common shares 723,324 advisory warrants exercisable at $0.796 and expire on August 1, 2027. In addition, the Silver47issued 667,421 broker warrants and 66,895 advisory warrants exercisable at $0.796 and expire on August 1, 2027.

20